UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2005

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On May 27, 2005, the Company entered into an executive employment agreement with Mark Ivie defining the terms of his employment with the Company as its Chief Technology Officer. The initial term of Mr. Ivie’s employment agreement is three years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least ninety days prior to the end of the term. The Company and Mr. Ivie have agreed that his employment commencement date shall be June 27, 2005.  Mr. Ivie’s annual base salary is $225,000 and he is to receive a signing bonus of $50,000.

Mr. Ivie is eligible to receive a target bonus of 40% of his base salary pursuant to the Company’s Management Bonus Plan, based upon attainment of pre-established bonus plan target objectives by Mr. Ivie and the Company. Mr. Ivie’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Ivie and the Company.  Mr. Ivie will receive relocation support and is entitled to participate in the benefit programs generally available to Company employees.

As provided in the agreement, in connection with his employment by the Company, Mr. Ivie is entitled to a special stock option grant of non-qualified stock options to purchase up to 60,000 shares of Company common stock pursuant to the Company’s Stock Option Plan adopted May 29, 2002.  The grant date of the special option grant will occur on the later of (i) the date the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934, or (ii) the first date thereafter when the Form S-8 Registration Statement for the Stock Option Plan complies with the requirements of the Securities Exchange Commission, provided that Mr. Ivie is still an employee on the grant date.  The option, which vests annually over five years subject to Mr. Ivie’s continued employment, shall have an exercise price equal at least to the fair market value of the Company’s common stock as of the grant date.  The agreement provides that, upon a change of control of the Company while Mr. Ivie is still an employee, the special option grant may, from and after the date which is six months after the change of control (but not beyond the expiration date of the option), be exercised for up to 100% of the total number of shares then subject to the special option grant minus the number of shares previously purchased upon exercise of such option and the vesting date will accelerate accordingly.  A “change of control” shall be deemed to have occurred upon the happening of either (i) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other event deemed to constitute a “change of control” by the Company’s board of directors.

Additionally, contingent upon Mr. Ivie’s continued attainment of performance objectives, he shall receive a long term incentive value of $60,000 annually through one of the following, as determined in the Company’s sole discretion: (i) a stock option grant pursuant to the Stock Option Plan, (ii) a restricted stock grant or (iii) a cash-based long term incentive program to be developed.

If Mr. Ivie’s employment is terminated by the Company without cause, the agreement provides for payment of a severance benefit equivalent to one year’s annual base salary (at the rate in effect as of the date of termination) plus a payment equal to the average of the last three bonuses received by Mr. Ivie pursuant to the Company’s Management Bonus Plan.  In the event that there are not three full years of employment, then the average of the last two years will apply.

A copy of Mr. Ivie’s employment agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement by and between MedQuist Inc. and Mark Ivie dated May 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC

Date: June 3, 2005	By: /s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer